SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “SUPPLEMENTAL INDENTURE”), dated as of December 17, 2007, among AMES U.S. HOLDING CORP., a Delaware corporation, AMES HOLDINGS, INC., a Delaware corporation, and AMES TRUE TEMPER PROPERTIES, INC., a Michigan corporation (each, a “GUARANTEEING SUBSIDIARY,” and collectively, the “GUARANTEEING SUBSIDIARIES”), each a direct or indirect subsidiary of AMES TRUE TEMPER, INC., a Delaware corporation (the “COMPANY”), the Company, ATT HOLDING CO. (the “PARENT GUARANTOR”) and The Bank of New York, a New York banking corporation, as trustee under the Indenture referred to below (the “TRUSTEE”).

WITNESSETH

WHEREAS, the Company and the Parent Guarantor have heretofore executed and delivered to the Trustee an indenture (the “INDENTURE”), dated as of June 28, 2004 providing for the issuance of the Company’s 10% Senior Subordinated Notes due 2012 (the “NOTES”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall, subject to Article Ten of the Indenture, unconditionally guarantee the Notes on the terms and conditions set forth therein (the “NOTE GUARANTEE”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Company, the Parent Guarantor and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee.

(a) Subject to Article Ten of the Indenture, each Guaranteeing Subsidiary, jointly and severally with all other Guarantors, and fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, this Supplemental Indenture or the Notes or the obligations of the Company under the Indenture, this Supplemental Indenture or the Notes, that:

(i) the principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes (pursuant to Section 2.13 of the Indenture), if lawful (subject in all cases to any applicable grace periods provided in the Indenture) when due, and all other obligations of the Company to the Holders or the Trustee under the Notes, the Indenture or this Supplemental Indenture will be promptly paid in full, all in accordance with the terms of the Notes, the Indenture and this Supplemental Indenture; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guaranteeing Subsidiary agrees that this is a guarantee of payment and not a guarantee of collection.

(b) Each Guaranteeing Subsidiary hereby agrees that, to the maximum extent permitted under applicable law, its obligations under the Indenture and this Supplemental Indenture shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, the Indenture or this Supplemental Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c) Each Guaranteeing Subsidiary, subject to Section 6.06 of the Indenture, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Supplemental Indenture.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e) Each Guaranteeing Subsidiary agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby or by the Indenture until payment in full of all obligations guaranteed hereby or by the Indenture.

(f) Each Guaranteeing Subsidiary agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by the Indenture or hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article

Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

(g) Each Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

(h) Each Guaranteeing Subsidiary confirms, pursuant to Section 10.02 of the Indenture, that it is the intention of such Guaranteeing Subsidiary that the Note Guarantee of such Guaranteeing Subsidiary not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to its Note Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to its Note Guarantee. To effectuate the foregoing intention, each Guaranteeing Subsidiary and the Trustee hereby irrevocably agree that the obligations of each Guaranteeing Subsidiary will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guaranteeing Subsidiary that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article Ten of the Indenture, result in the obligations of such Guaranteeing Subsidiary under its Note Guarantee not constituting a fraudulent transfer or conveyance or such an unlawful shareholder distribution.

3. Execution and Delivery. To evidence its Note Guarantee, each Guaranteeing Subsidiary hereby agrees that a notation of such Note Guarantee shall be endorsed by an Officer of such Guaranteeing Subsidiary by manual or facsimile signature on each Note authenticated and delivered by the Trustee. Each Guaranteeing Subsidiary agrees that its Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee. If an Officer whose signature is on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in the Indenture on behalf of the Guaranteeing Subsidiaries.

4. Guaranteeing Subsidiaries May Consolidate, Etc., on Certain Terms.

(a) No Guaranteeing Subsidiary may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guaranteeing Subsidiary is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(i) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(ii) either:

(A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the

Guaranteeing Subsidiary) assumes all the obligations of that Guaranteeing Subsidiary under this Indenture, its Note Guarantee, and, if applicable, the Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee; or

(B) such sale or other disposition or consolidation or merger complies with Section 4.10 of the Indenture.

(b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by each Guaranteeing Subsidiary, such successor Person shall succeed to and be substituted for such Guaranteeing Subsidiary with the same effect as if it had been named herein as a Guaranteeing Subsidiary. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution of the Indenture.

(c) Except as set forth in Article Five of the Indenture, and notwithstanding clauses (i) and (ii) of Section 4(a) above and clauses (i) and (ii) of Section 10.04(a) of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in any of the Notes shall prevent any consolidation or merger of any Guaranteeing Subsidiary with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of any Guaranteeing Subsidiary as an entirety or substantially as an entirety to the Company or another Guarantor.

5. Release.

(a) Each Guaranteeing Subsidiary shall be released and relieved of any obligations under its Note Guarantee, (i) in connection with any sale or other disposition of Capital Stock of such Guaranteeing Subsidiary to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company where, after giving effect to such sale or other disposition, such Guaranteeing Subsidiary would no longer constitute a Subsidiary of the Company, if such sale of Capital Stock of that Guaranteeing Subsidiary complies with Section 4.10 of the Indenture; (ii) if the Company properly designates such Guaranteeing Subsidiary as an Unrestricted Subsidiary under the Indenture; or (iii) solely in the case of a Note Guarantee created pursuant to Section 4.18(b) of the Indenture, upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to Section 4.18(b) of the Indenture, except a discharge or release by or as a result of payment under such Guarantee. Upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect that one of the foregoing requirements has been satisfied and the conditions to the release of such Guaranteeing Subsidiary under Section 10.05 of the Indenture have been met, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guaranteeing Subsidiary from its obligations under its Note Guarantee, subject to the right of the

Trustee, in its discretion, to request an Opinion of Counsel pursuant to Section 7.02(b) of the Indenture.

(b) Any Guaranteeing Subsidiary not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and accrued and unpaid interest and Liquidated Damages, if any, on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article Ten of the Indenture.

6. Subordination of Note Guarantee. Payments under the Note Guarantees pursuant to this Supplemental Indenture shall be subordinated to the prior payment in full of all Senior Debt of each Guaranteeing Subsidiary, including Senior Debt incurred after the date of this Supplemental Indenture, on the same basis as the payments by the Company on the Notes are subordinated to the prior payment in full of Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by each Guaranteeing Subsidiary only at such times as they may receive and/or retain payments in respect of the Notes pursuant to the Indenture, including Article Twelve thereof.

7. No Recourse Against Others. Pursuant to Section 13.07 of the Indenture, no past, present or future director, officer, employee, manager, incorporator, stockholder, agent or member (or Person forming any limited liability company) of the Company or any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, any Note Guarantee or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note and a Note Guarantee waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws.

8. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE NOTE GUARANTEE.

9. Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Indenture. Except as otherwise expressly provided for in this Supplemental Indenture, all of the terms and conditions of the Indenture shall remain unchanged and in full force and effect, and shall be incorporated herein as if made a part hereto.

10. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

11. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

12. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary, the Company and the Parent Guarantor.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

THE BANK OF NEW YORK, as Trustee
By:	/s/ Mary LaGumina
Name:	Mary LaGumina
Title:	Vice President

AMES U.S. HOLDING CORP., a Delaware corporation
By:	/s/ David M. Nuti
Name:	David M. Nuti
Title:	Vice President Treasurer & Secretary

AMES HOLDINGS, INC., a Delaware corporation
By:	/s/ David M. Nuti
Name:	David M. Nuti
Title:	Vice President Treasurer & Secretary

AMES TRUE TEMPER PROPERTIES, INC., a Michigan corporation
By:	/s/ David M. Nuti
Name:	David M. Nuti
Title:	Vice President Treasurer & Secretary

AMES TRUE TEMPER, INC., a Delaware corporation
By:	/s/ David M. Nuti
Name:	David M. Nuti
Title:	Vice President Treasurer & Secretary

ATT HOLDING CO., a Delaware corporation
By:	/s/ David M. Nuti
Name:	David M. Nuti
Title:	Vice President Treasurer & Secretary